THERAPEUTICSMD, INC. 8-K

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE.  IT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT AND/OR APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT.

THERAPEUTICSMD, INC.
PROMISSORY NOTE

November ___, 2011

Boca Raton, FL

$______________

FOR VALUE RECEIVED TherapeuticsMD, Inc, a Nevada corporation (the “Company”), promises to pay to ______________________ (the “Holder”), or registered assigns, the principal amount of ___________________ dollars ($_______), or such lesser amount as shall equal the outstanding principal amount hereof, together with interest from the date of this Note (as defined below) on the unpaid principal balance at a rate equal to the Interest Rate (as defined below), computed on the basis of the actual number of days elapsed and a year of 365 days.  All unpaid principal, together with any then accrued but unpaid interest and any other amounts payable hereunder, shall be due and payable on March 1, 2012.

The following is a statement of the rights of the Holder of this Note and the conditions to which this Note is subject, to which the Holder, by the acceptance of this Note, agrees:

1. Interest.  Accrued interest on this Note shall be payable on the Maturity Date of this Note or pursuant to Section 2, at an interest rate of the lesser of six percent (6%) per annum or the maximum rate permitted by law (the “Interest Rate”).

2. Prepayment.  The Note (including all principal amount outstanding and any unpaid accrued interest thereunder), may be prepaid at any time without penalty.

3. Default; Remedies.

3.1 Default.  The Company shall be in default under this Note upon the happening of any condition or event set forth below (each, an “Event of Default”):

(a) the Company’s failure to pay (i) when due any principal or interest payment on the due date hereunder or (ii) any other payment required under the terms of this Note on the date due, and such default shall continue unremedied for a period of 15 days following receipt of written notice signed by the Holder of such failure to pay;

(b) the Company’s failure to observe or perform in any material respect any other covenant, obligation, condition or agreement contained in this Note and such failure shall continue for a period of 15 days following receipt of written notice signed by the Holder of such failure;

(c) the Company shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) be unable, or admit in writing its inability, to pay its debts as they mature, (iii) make a general assignment for the benefit of its or any of its creditors, (iv) be dissolved or liquidated, (v) become insolvent (as such term may be defined or interpreted under any applicable statute), (vi) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, or (vii) take any action for the purpose of effecting any of the foregoing; or

(d) proceedings for the appointment of a receiver, trustee, liquidator or custodian of the Company or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to the Company or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within 30 days of commencement.

3.2 Remedies.  Upon the occurrence or existence of any Event of Default (other than an Event of Default described in Sections 3.1(c) or 3.1(d)) and at any time thereafter during the continuance of such Event of Default, the Holder may, by written notice to the Company, declare the entire outstanding principal amount of this Note, any accrued but unpaid interest and any other amounts payable under this Note to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the other Transaction Documents to the contrary notwithstanding.  Upon the occurrence or existence of any Event of Default described in Sections 3.1(c) or 3.1(d) immediately and without notice, all outstanding Obligations payable by the Company hereunder shall automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the other Transaction Documents to the contrary notwithstanding.  In addition to the foregoing remedies, upon the occurrence or existence of any Event of Default, Investor may exercise any other right power or remedy granted to him by the Transaction Documents or otherwise permitted to him by law, either by suit in equity or by action at law, or both.

4. Saturdays, Sundays, Holidays, etc.  If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday, a Sunday or a legal holiday, then such action may be taken or such right may be exercised on the next succeeding day that is not a Saturday, Sunday or legal holiday.

5. Cumulative Rights.  No delay on the part of the Holder in the exercise of any power or right under this Note or under any other instrument executed pursuant to this Agreement shall operate as a waiver of any such power or right, nor shall a single or partial exercise of any power or right preclude other or further exercise of such power or right or the exercise of any other power or right.

6. Miscellaneous.

6.1           Loss, Theft, Destruction or Mutilation of Note.  Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note and, in the case of loss, theft or destruction, and delivery of an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it connection with the Note (without the requirement of a bond) or, in the case of mutilation, on surrender and cancellation of this Note, the Company shall execute and deliver, in lieu of this Note, a new Note executed in the same manner as this Note, in the same principal amount as the unpaid principal amount of this Note and dated the date to which interest shall have been paid on this Note or, if no interest shall have yet been so paid, dated the date of this Note.

6.2           Payment.  All payments under this Note shall be made in lawful tender of the United States.

6.3           Waivers and Amendments.  This Note and the obligations of the Company and the rights of the Holder under this Note may be amended, waived, discharged or terminated (either generally or in a particular instance, either retroactively or prospectively and either for a specified period of time or indefinitely) only with the written consent of the Company and the Holder.

6.4           Severability.  If one or more provisions of this Note are held to be unenforceable under applicable law, such provision(s) shall be excluded from this Note and the balance of this Note shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

6.5           Successors and Assigns.  Subject to compliance with applicable federal and state securities laws, this Note and all rights under this Note are transferable in whole or in part by the Holder to any person or entity upon written notice to the Company.  The transfer shall be recorded on the books of the Company upon the surrender of this Note, properly endorsed, to the Company at its principal offices, and the payment to the Company of all transfer taxes and other governmental charges imposed on such transfer.  In the event of a partial transfer, the Company shall issue to the holders one or more appropriate new notes.  Except as otherwise expressly provided in this Note, the provisions of this Note shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the Company and the Holder.

6.6           Usury.  The Company does not intend to pay and the Holder does not agree or intend to contract for, charge, collect, take, reserve or receive (collectively referred to herein as “charge or collect” any amount in the nature of interest which would in any way or event cause the Holder to charge or collect more for this loan than the maximum the Holder would be permitted to charge or collect by law.  Any such excess interest shall, instead of anything stated to the contrary, be applied first to reduce the principal balance of this Note, and when the principal has been paid in full, be refunded to the Company.

6.7           Delays or Omissions.  No delay or omission to exercise any right, power, or remedy accruing to the Holder, upon any breach or default of the Company under this Note shall impair any such right, power, or remedy of the Holder nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default therefore or thereafter occurring.  Any waiver, permit, consent, or approval of any kind or character on the part of the Holder of any breach or default under this Note or any waiver on the part of the Holder of any provisions or conditions of this Note must be made in writing and shall be effective only to the extent specifically set forth in such writing.  All remedies, either under this Note or by law or otherwise afforded to the Holder, shall be cumulative and not alternative.

6.8           Titles and Subtitles.  The titles of the paragraphs and subparagraphs of this Note are for convenience of reference only and are not to be considered in construing this Note.

6.9           Construction.  The language used in this Note will be deemed to be the language chosen by the parties to express their mutual intent and no rules of strict construction will be applied against any party.

6.10         Governing Law; Venue.  This note shall be governed in all respects by the laws of the state of Delaware.  Each of the parties hereto hereby consents to the exclusive jurisdiction of:  (i) any state courts of the state of Florida and (ii) any federal court located in the state of Florida, as well as to the jurisdiction of all courts to which an appeal may be taken from such courts, for the purpose of any suit, action or other proceeding arising out of, or in connection with, this agreement or any of the transactions contemplated hereby.  Each party hereby expressly waives any and all rights to bring any suit, action or other proceeding in or before any court or tribunal other than those located in the state of Florida.  In addition, each of the parties consents to the service of process by personal service or any manner in which notices may be delivered hereunder in accordance with this agreement.

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IN WITNESS WHEREOF, the Company has caused this Note to be executed by its officers thereunto duly authorized.

THERAPEUTICSMD, INC

By:
Robert Finizio
Chief Executive Officer